EXHIBIT 10.160

Doug McKinnon

CEO, USURF America , Inc.

8748 Quarters Lake Road

Baton Rouge, LA 70809

Dear Doug,

Per my conversation with Phil Allen. Barker Design ,Inc. will provide USURF America ,Inc. with design and production services for their new identity and web site development in exchange for 150,000 shares of USURF America, Inc. (AMEX: UAX). We are excited about the opportunity to work with USURF America in this capacity.

The projects shall include:

logo design

Stationery - Letterhead, Envelope, Business cards, Label

Pocket folder

Web site design - Similar in size of USURF America's current site as of 4/22/2002.

This agreement includes only billable services of Barker Design for the projects defined above and does not include outside services Including but not limited to: photography, printing, media buys, video production, scriptwriting, travel expenses, and other design projects other than the projects defined above.

Please sign and fax to Barker Design at 303-843-0766.

/s/ DOUGLAS O. MCKINNON

Doug McKinnon

CEO

Usurf America , Inc.

8748 Quarters Lake Road

Baton Rouge, LA 70809

/s/ PAUL BARKER

Paul Barker

President

Barker Design, Inc.

9034 E. Easter Pl.

Suite 206

Englewood, CO 80112

W: 303.843.0766

F: 303.843.9972